As filed with the Securities and Exchange Commission on September 30, 2003
                                                  Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                HSBC Holdings plc
             (Exact name of Registrant as specified in its charter)

                 England                                98-0209906
     (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)               Identification Number)

                                 8 Canada Square
                             London E14 5HQ, England
                               011-44-20-7260-8000

    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

        HSBC Holdings Savings-Related Share Option Plan: Overseas Section

                      HSBC Holdings Group Share Option Plan

                            (Full Title of the Plan)

                                  ------------

                                Philip S. Toohey
                         HSBC Bank USA, One HSBC Center
                             Buffalo, New York 14203
                                 (716) 841-2473

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                               Ashar Qureshi, Esq.
                       Cleary, Gottlieb, Steen & Hamilton
                              55 Basinghall Street
                            London EC2V 5EH, England
                               011-44-20-7614-2200

                                  ------------

                                      CALCULATION OF REGISTRATION FEE
===========================================================================================================
                                                                            PROPOSED
                                                     PROPOSED MAXIMUM       MAXIMUM
  TITLE OF EACH CLASS OF                              OFFERING PRICE       AGGREGATE         AMOUNT OF
        SECURITIES                    AMOUNT TO BE      PER SHARE(2)        OFFERING        REGISTRATION
     TO BE REGISTERED                 REGISTERED(1)       PRICE(2)            FEE
-----------------------------------------------------------------------------------------------------------
Ordinary Shares, par value $0.50     9,760,802 shares      $ 13.399      $ 130,784,986.00    $10,580.51
   per share
-----------------------------------------------------------------------------------------------------------

(1) Together with an indeterminate number of shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the HSBC Holdings Savings-Related Share Option Plan: Overseas Section and the HSBC Holdings Group Share Option Plan (the "Plans") as the result of a stock split, stock dividend or similar adjustment of the outstanding ordinary shares of HSBC Holdings plc (the "Registrant").

(2) Estimated solely for the purposes of calculation of the registration fee with respect to the shares being registered hereby pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of one-fifth of the average of the high and low reported prices of the American Depositary Shares representing the Registrant's ordinary shares reported on the New York Stock-Exchange-Composite Tape on September 26, 2003. Each ADR is equal to five ordinary shares and the average of the high and low reported price for one ADR was $66.995 on September 26, 2003.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The reports listed below have been filed with or furnished to the Securities and Exchange Commission (the "Commission") by the Registrant and are incorporated herein by reference to the extent not superseded by reports or other information subsequently filed or furnished. All of the Registrant's reports filed with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), after the date of this Registration Statement and prior to filing a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such reports.

         (a) The Registrant's 2002 Annual Report on Form 20-F/A (No. 1-14930) filed by the Registrant under the Exchange Act on March 6, 2003.

         (b) All of the Registrant's reports filed pursuant to Section 13 (a) or 15(d) of the Exchange Act since December 31, 2002.

         (c) The description of the Ordinary Shares is contained under the caption "Description of Ordinary Shares" in the Registration Statement on Form 20-F (No. 1-14930) filed with the Commission on June 18, 1999 (the "1998 Form 20-F").

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The relevant provisions of the statutes are sections 310 and 727 of the Companies Act. Section 310 provides:

         `(1) This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

         (2) Except as provided by the following subsection, any such provision is void.

         (3)   This section does not prevent a company:

               (a) from purchasing and maintaining for any such officer or auditor insurance against any such liability, or

               (b) from indemnifying any such officer or auditor against any liability incurred by him:

                   (i) in defending any proceedings (whether civil or criminal) in which judgement is given in his favour or he is acquitted, or

                   (ii) in connection with any application under section 144(3) or (4) (acquisition of shares by innocent nominee) or section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court.'

         Section 727 provides:

         `(1) If any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that that officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms as it thinks fit.

         (2) If any such officer or person as above-mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

         (3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgement to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper.'

         Article 168 of the Registrant's Amended and Restated Memorandum and Articles of Association provides substantially as follows:

         `168  Right to indemnity

         168.1 Subject to the provisions of the Act, but without prejudice to any indemnity to which he may be otherwise entitled, every Director, alternate Director, Secretary of other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all costs, charges, losses, damages and liabilities incurred by him in the actual or purported execution and/or discharge of his duties or exercise of his powers or otherwise in relation thereto, including (without prejudice to the generality of the foregoing) any liability incurred defending any proceedings (whether civil or criminal) which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgement is given in his favour or in which he is acquitted or which are otherwise disposed of without any finding or admission of any material breach of duty on his part or in connection with any application in which relief is granted to him by any court of competent jurisdiction from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company.'

Item 7. Exemption From Registration Claimed.

         Not applicable.

Item 8. Exhibits.

         The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

         4.1a HSBC Holdings Savings-Related Share Option Plan: Overseas Section (incorporated herein by reference to Exhibit 4.1 of the Registrant's Form S-8 dated March 15, 2000).

         4.1b HSBC Holdings Group Share Option Plan (incorporated herein by reference to Exhibit 4.1b of the Registrant's Form S-8 dated March 18, 2003).

         4.2 Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3 of the Registrant's Form F-3 dated November 25, 2002).

         5 Opinion of Norton Rose, UK counsel to the Registrant, as to the legality of the shares being registered.

         23.1  Consent of KPMG Audit Plc

         23.2  Letter of Awareness of KPMG Audit Plc

Item 9. Undertakings.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs
(a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   Signatures

                  Pursuant to the requirements of the Securities Act of 1933, HSBC Holdings plc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, England, on September 30, 2003.

                                          HSBC HOLDINGS PLC

                                          By: /s/ Ralph G. Barber
                                              -------------------------------
                                              Name: Ralph G. Barber
                                              Title: Secretary

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 30, 2003.


     /s/ Sir John Bond                   /s/ Baroness Dunn
----------------------------------   ----------------------------------
 Name: Sir John Bond                  Name: Baroness Dunn, DBE
 Group Chairman                       Deputy Chairman
 Director                             Director
 (Principal Executive Officer)


     /s/ Sir Brian Moffat                /s/ S K Green
----------------------------------   ----------------------------------
 Name: Sir Brian Moffat, OBE          Name:  S K Green
 Deputy Chairman                      Director
 Director


     /s/ A W Jebson
----------------------------------   ----------------------------------
 Name: A W Jebson                     Name: W F Aldinger
 Group Chief Operating Officer        Director
 Director


     /s/ The Lord Butler                 /s/ R KF Ch'ien
----------------------------------   ----------------------------------
 Name: The Lord Butler, GCB, CVO      Name: R K F Ch'ien, CBE
 Director                             Director


     /s/ C F W de Croisset               /s/ W R P Dalton
----------------------------------   ----------------------------------
 Name: C F W de Croisset              Name: W R P Dalton
 Director                             Director


     /s/ D G Eldon                       /s/ D J Flint
----------------------------------   ----------------------------------
 Name: D G Eldon                      Name: D J Flint
 Director                             Group Finance Director
                                      Director
                                      (Principal Financial and
                                      Accounting Officer)


     /s/ W K L Fung                      /s/ S Hintze
----------------------------------   ----------------------------------
 Name: W K L Fung, OBE                Name: S Hintze
 Director                             Director


     /s/ Sir John Kemp-Welch             /s/ Lord Marshall
----------------------------------   ----------------------------------
 Name: Sir John Kemp-Welch            Name: Lord Marshall
 Non-Executive Director               Non-Executive Director


     /s/ Sir Mark Moody-Stuart           /s/ S W Newton
----------------------------------   ----------------------------------
 Name: Sir Mark Moody-Stuart, KCMG    Name: S W Newton
 Non-Executive Director               Non-Executive Director


     /s/ D H Sohmen                      /s/ C S Taylor
----------------------------------   ----------------------------------
 Name: D H Sohmen, OBE                Name: C S Taylor
 Non-Executive Director               Non-Executive Director


     /s/ Sir Brian Williamson            /s/ Philip S. Toohey
----------------------------------   ----------------------------------
 Name: Sir Brian Williamson, CBE      Name: Philip S. Toohey
 Non-Executive Director               Authorized U.S. Representative